Exhibit 99.1

FOR:	Consolidated Graphics, Inc.

CONTACT:	G. Christopher Colville
Executive Vice President/
Chief Financial Officer
Consolidated Graphics, Inc.
(713) 787-0977

Christine Mohrmann/Eric Boyriven
Financial Dynamics
(212) 850-5600

For Immediate Release

CONSOLIDATED GRAPHICS TO ACQUIRE KELMSCOTT COMMUNICATIONS

- Multi-Location Acquisition Will Significantly Expand National Market Share -

HOUSTON, TEXAS - January 26, 2005 - Consolidated Graphics, Inc. (NYSE: CGX) today announced it has signed a definitive purchase agreement to acquire Kelmscott Communications LLC, a privately-held provider of commercial printing services in five Midwest and West Coast states with annual sales of $100 million.

Kelmscott’s services include state-of-the-art web, sheetfed and digital printing capabilities, a wide range of bindery and finishing options, and complementary warehousing, fulfillment and on-line print procurement tools.  Their impressive customer base is composed of many of the leading companies in their operating regions.  The Kelmscott companies have a long history of printing industry leadership under well-known and established names in the markets they serve and consist of Anderson Printing in Hollywood, CA; CDS Publications in Medford, OR; Maximum Graphics in Minneapolis, MN; Orange County Printing in Irvine, CA; Printing Control Graphics in Seattle, WA; Spangler Graphics in Kansas City, KS; and Watermark Graphics in San Francisco, CA.

Consolidated Graphics will use available capacity under its revolving credit facility to complete the transaction, which is expected to be immediately accretive to its earnings.  Other terms of the transaction were not disclosed.  Completion of the transaction, which is subject to certain conditions and the approvals of the Boards of Consolidated Graphics and Kelmscott, is expected to occur in March 2005.

 “I am very pleased that the Kelmscott companies will become a part of our organization.  Their breadth of capabilities and outstanding reputation for customer service will complement our existing operations and further expand our national footprint and scope of services,” commented Joe R. Davis, Chairman and Chief Executive Officer of Consolidated Graphics.  “We welcome the dedicated Kelmscott employees to our team and look forward to working with them and their outstanding group of customers.”

Also commenting on the announcement, James D. McBride, Chief Executive Officer of Kelmscott Communications LLC (http://www.kelmscottconnected.com), stated, “Kelmscott’s emphasis on local customer service backed by multiple facilities and sophisticated on-line tools and services that go beyond ink on paper closely parallels Consolidated Graphics’ high-service approach to the commercial print market.  Combining the outstanding qualities of the Kelmscott companies with the considerable financial and operational resources of Consolidated Graphics provides an excellent platform from which to advance the growth and success of the seven companies that make up Kelmscott, and importantly Kelmscott’s customers and employees.”

Consolidated Graphics, Inc. is one of the nation’s leading commercial sheetfed, web and digital printing companies.  Through its network of printing companies in 25 states, the Company produces high-quality customized printed materials for a broad customer base that includes many of the most recognized companies in the country.

Consolidated Graphics also offers an extensive and growing range of digital and Internet-based services and solutions marketed through CGXSolutions.  Consolidated Graphics is focused on adding value to its operating companies by providing financial and operational strengths, management support and technological advantages associated with a national organization. For more information, visit the Company’s Web site at http://www.consolidatedgraphics.com.

This press release contains forward-looking statements, which involve known and unknown risks, uncertainties or other factors that could cause actual results to materially differ from the results, performance or other expectations implied by these forward-looking statements. Consolidated Graphics’ expectations regarding future sales and profitability assume, among other things, stability in the economy and reasonable growth in the demand for its products, the continued availability of raw materials at affordable prices, retention of its key management and operating personnel, as well as other factors detailed in Consolidated Graphics’ filings with the Securities and Exchange Commission. The forward-looking statements, assumptions and factors stated or referred to in this press release are based on information available to Consolidated Graphics today. Consolidated Graphics expressly disclaims any duty to provide updates to these forward-looking statements, assumptions and other factors after the day of this release to reflect the occurrence of events or circumstances or changes in expectations.

# # #